Exhibit 10(f)

SAFEKEEPING AGREEMENT

(CORPORATE — NO FOREIGN SECURITIES)

THIS SAFEKEEPING AGREEMENT (this “Agreement”) is entered into as of the 15th day of March, 2004, by and between THE FROST NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America (the “Bank”) and EQUUS II INCORPORATED, a Delaware corporation (the “Depositor”). The Bank and the Depositor agree that all securities and/or other property deposited with and accepted by Bank (“Security”) shall be governed by the terms and conditions herein set forth, and agree to the following:

W I T N E S S E T H:

The Bank shall establish and maintain a custody account (the “Account”) for and in the name of the Depositor and hold therein all securities deposited with or collected by the Bank in its capacity as custodian for the Account. The terms “Security” or “Securities” shall mean any negotiable or non-negotiable investment instrument(s) commonly known as a security or securities in banking custom or practice, and so long as held by the Bank, all income therefrom and all cash deposited by, or for the account of, the Depositor. The Bank agrees to open the Account and hold all Securities and other property, from time to time, deposited with or collected by the Bank for the Account, subject to the terms and conditions of this Agreement, as the same may be amended from time to time.

SECTION 1

ACCEPTANCE OF SECURITIES

(a) The Bank shall accept delivery from and on behalf of the Depositor such Securities as shall, from time to time, be acceptable to it. Any Securities now held by the Bank for the Depositor under a prior custody agreement shall be deemed to have been deposited hereunder. The Bank shall have no responsibility to (i) determine the validity, genuineness or alteration of the Securities or related instruments delivered pursuant to the terms hereof; (ii) review the Securities; or (iii) provide advice to the Depositor relative to the purchase, retention, sale, exchange, disposition, call for redemption of the Securities or related instruments. The parties acknowledge that the Bank is performing the services hereunder merely as an aid to the Depositor, and this does not relieve the Depositor of its duty to manage and keep itself informed of information affecting its own portfolio.

(b) The Bank shall supply to the Depositor from time to time as mutually agreed by the Bank and the Depositor a written statement with respect to all of the Securities held in the Account. In the event that the Depositor does not inform the Bank in writing of any exceptions or objections to such statement within sixty (60) days after receipt of such statement, the Depositor shall be deemed to have approved such statement.

(c) The Bank shall segregate and identify on its books and records as belonging to the Depositor all Securities delivered by or for the account of the Depositor which are held by the Bank in the Account.

(d) The Depositor authorizes the Bank, for any Securities held hereunder, to use the services of any United States central securities depository it deems appropriate and where it may hold any of its own securities, including, but not limited to, the Depository Trust Company and the Federal Reserve Book Entry System. The term “central securities depository” shall also include any depository service which acts as a custodian of securities in connection with a system for the central handling of securities whereby all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred by bookkeeping entry without physical delivery of security certificates. Placement by the Bank of Securities into a central securities depository or safekeeping facility shall neither augment nor diminish the Bank’s duties or obligations under any other paragraph of this Agreement, provided that the Bank shall have no liability for the acts or failure to act of any such central securities depository.

(e) The Bank is authorized to re-register the Securities in the name of the Bank or its nominee unless alternative and acceptable registration instructions are promptly furnished by the Depositor.

SECTION 2

COLLECTION OF INCOME

The Bank agrees to collect and receive the dividends, interest and other income from the Securities, as directed by the Depositor, and will credit the Depositor’s designated deposit account for such items. Charges, if any, will be charged to the Depositor’s deposit account under advice. The Bank will make commercially reasonable efforts to collect and receive such dividends, interest and other income from the Securities but assumes no liability for its inability to do so due to the acts or omissions of Depositor, any issuer of Securities or such issuer’s paying agent, or any third party. The Bank shall not be obligated to institute or participate in any legal proceedings relative to any such acts or omissions. The Bank is hereby authorized to sign, on the Depositor’s behalf, any declarations, affidavits, certificates of ownership, or other documents which are now or may hereafter be required with respect to coupons, registered interest, dividends or other income on Securities. THE DEPOSITOR HEREBY AGREES TO REIMBURSE, INDEMNIFY, AND HOLD HARMLESS, THE BANK, ITS OFFICERS, DIRECTORS AND EMPLOYEES FROM ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) THAT MAY ARISE BY REASON OF THE EXECUTION OF ANY SUCH DOCUMENTS BY THE BANK.

SECTION 3

COLLECTION OF PRINCIPAL

The Bank is authorized to collect, receive and receipt for the principal of all Securities when and as the same may mature, be redeemed, or be sold upon the order of the Depositor. The proceeds of such collections, as well as any other principal payments received for any Securities, will be credited to the Depositor’s designated deposit account. The Bank will use commercially reasonable efforts to collect the Securities and other property at maturity and at dates of call for payment, but assumes no responsibility for its inability to do so due to the acts or omissions of Depositor, any issuer of Securities or such issuer’s paying agent, or any third party. The Bank shall not be obligated to institute or participate in any legal proceedings relative to any such acts or omissions. The Bank will not be liable for the insolvency, or default in the payment of principal or interest or in the performance, of the issuer of any Securities.

SECTION 4

WITHDRAWAL OF SECURITIES

The Securities will be released only upon the Bank’s receipt of written instructions from the Depositor. In the event the Depositor is a corporation, limited liability company, or limited partnership, Securities will be released upon the instructions of such officer(s) as are authorized by an appropriate entity resolution (“Authorized Representative”), and the Depositor shall furnish the Bank on or before such withdrawal, certified copies of resolutions relating to or changing such authority. The Depositor expressly agrees that the Bank shall not be liable for any loss, damage, or liability resulting from the Bank’s actions taken in accordance with instructions given to the Bank by an Authorized Representative. If the Depositor has delivered to the Bank Securities subject to a pledge, such Securities will be released only upon the receipt of (i) a written notice by the Depositor or an Authorized Representative, if requested by Bank, (ii) a written release of the pledgee, and (iii) a certificate of the Depositor certifying that the signature of the pledgee is authorized and authentic.

SECTION 5

STANDARD OF CARE

The Bank shall exercise commercially reasonable care in receiving, holding and handling the Securities. The Bank will exercise the commercially reasonable care expected of a professional custodian for hire with respect to the Securities in its possession or control.

SECTION 6

DEPOSITOR DUTIES

(a) The Depositor shall provide the Bank with a written certificate signed by an Authorized Representative containing the specimen signatures of each person authorized to act and give direction on behalf of the Depositor. The Bank shall be entitled to rely upon such certificate until notified in writing otherwise by the Depositor.

(b) The Bank is further authorized to rely upon any written instructions or instructions received by any other means and identified as having been given or authorized by any person named to the Bank as authorized to give written instructions, regardless of whether such instructions shall in fact have been authorized or given by any of such persons, provided that the Bank and the Depositor shall have agreed in writing upon the means of transmission and the method of identification for such instructions. Instructions received by any other means shall include verbal instructions, provided that any verbal instruction shall be promptly confirmed in writing. In the event verbal instructions are not subsequently confirmed in writing, as provided above, the Depositor agrees to hold the Bank harmless and without liability for any claims or losses in connection with such verbal instructions. Notwithstanding the above, instructions for the withdrawal of securities “free of payment” shall be given only in writing, manually signed by any such authorized persons.

(c) The Depositor may appoint one or more investment managers (“Investment Managers”) with respect to the Account. The Bank is authorized to act upon instructions received from any Investment Manager to the same extent that the Bank would act upon the instructions of the Depositor, provided that the Bank has received copies of the instruments appointing the Investment Manager and written confirmation from the Investment Manager evidencing its acceptance of such appointment, or other evidence satisfactory to the Bank.

(d) If the Depositor should choose to have telecommunication or other means of direct access to the Bank’s reporting system for Securities in the Account pursuant to paragraph (e) of Section 7, the Bank is also authorized to rely and act upon any instructions received by it through a terminal device, provided that such instructions are accompanied by code words which the Bank has furnished to the Depositor by any method mutually agreed to by the Bank and the Depositor, and which the Bank shall not have then been notified by the Depositor to cease to recognize regardless whether such instructions shall in fact have been given or authorized by the Depositor or any such person. The Depositor’s delegates shall be named by a certificate provided to the Bank from time to time by the Depositor.

(e) In the event that the Bank shall receive conflicting instructions from Depositor regarding any particular transaction, the Bank shall make reasonable efforts to resolve such conflict; provided, however, the Bank may rely upon the instruction first received by the Bank and the Bank is hereby held harmless from all consequences of such reliance.

SECTION 7

BANK DUTIES

(a) The Bank shall receive or deliver, or shall instruct any other entity authorized to hold Securities hereunder to receive or deliver, Securities and credit or debit the Account, in accordance with written instructions from the Depositor. The Bank or such entity shall also receive in custody all stock dividends, rights and similar securities issued in connection with Securities held hereunder, shall surrender for payment, in a timely manner, all items maturing or called for redemption and shall take such other action as the Depositor may direct in properly authorized and timely written instructions to the Bank.

(b) All cash received or held by the Bank as custodian or by any entity authorized to hold the Securities hereunder as interest, dividends, proceeds from transfer, and other payments for or with respect to the Securities shall be (i) held in a cash account, or (ii) in accordance with written instructions received by the Bank, remitted to the Depositor.

(c) If the Bank has in place a system for providing telecommunication or other electronic access or other means of direct access by customers to the Bank’s reporting system for Securities in the Account, then upon separate written agreement between the Bank and the Depositor, the Bank shall provide such service to the Depositor.

(d) During the Bank’s regular banking hours and upon receipt of reasonable notice from the Depositor, any officer or employee of the Depositor, any independent accountant(s) selected by the Depositor and any person designated by any regulatory authority having jurisdiction over the Depositor shall be entitled to examine on the Bank’s premises, the Securities held by the Bank on its premises, but only upon the Depositor’s furnishing the Bank with properly authorized instructions to that effect, provided, such examination shall be consistent with the Bank’s obligations of confidentiality to other parties. The Bank’s reasonable costs and expenses in facilitating such examinations, including but not limited to the cost to the Bank of providing personnel in connection with examinations shall be borne by the Depositor, according to the research fee set forth in the fee schedule attached as Exhibit A. The Bank shall also, subject to restrictions under applicable law, seek to obtain from any entity with which the Bank maintains the physical possession of any of the Securities in the Account such records of such entity relating to the Account as may be required by the Depositor or its agents in connection with an internal examination by the Depositor of its own affairs. Upon a reasonable request from the Depositor, the Bank shall use its reasonable efforts to furnish to the Depositor such reports (or portions thereof) of the external auditors of each such entity as related directly to such entity’s system of internal accounting controls applicable to its duties under its agreement with the Bank.

(e) The Bank will transmit to the Depositor upon receipt, all financial reports, stockholder communications, notices, proxies and proxy soliciting materials received from issuers of the Securities, and all information relating to exchange or tender offers received from offerors with respect to the Securities. Proxies will be executed by the registered holder if the registered holder is other than the Depositor, but the manner in which the Securities are to be voted will not be indicated. Specific instructions regarding proxies will be provided when necessary. The Bank shall not vote any of the Securities or authorize the voting of any Securities or give any consent or take any other action with respect hereto, except as provided herein. The Bank is authorized to accept and open in the Depositor’s behalf all mail or communications received by it or directed to its care.

(f) In the event of tender offers, the Depositor shall mail or fax instructions to the Bank as to the action to be taken with respect thereto or telephone such instructions to the Depositor’s account administrator at the Bank, designating such instruction as being related to a tender offer. The Depositor shall deliver to the Bank, by 4:00 p.m., San Antonio, Texas time on the following calendar day, written confirmation. The Depositor shall hold the Bank harmless from any adverse consequences of the Depositor’s use of any other method of transmitting instructions relating to a tender offer. The Depositor agrees that if it gives an instruction for the performance of an act on the past permissible date of a period established by the tender offer or for the performance of such act or that it fails to provide next day written confirmation of an oral instruction, the Depositor shall hold the Bank harmless from any adverse consequences of failing to follow said instructions.

(g) The Bank shall not be liable for late submission of any items or information in response to calls for redemption, mergers, tenders, consolidations, reorganizations, recapitalizations, or similar proceedings affecting the Securities when the Depositor has failed to timely instruct the Bank in writing. Should any Security held in a central securities depository be called for a partial redemption by the issuer of such Security, the Bank is authorized, in its sole discretion, to allot the called portion to the respective holders in any manner it deems fair and equitable.

(h) The Bank shall present all maturing bonds and coupons for collection and is authorized to receive payment of income and principal on other items in accordance with their terms. All funds so collected shall be credited to the Account or remitted in accordance with the instructions of the Depositor.

(i) The Bank shall not be liable in damages for any loss or damage beyond it’s reasonable control, including, but not limited to acts of God, war or terrorist act, fire, storm, or other catastrophe, interruption of transmission or communication facilities, equipment failure, or electrical or computer failure.

SECTION 8

FOREIGN SECURITIES

The Bank shall not hold Securities which are issued by foreign governments or foreign companies or for which the principal trading market is located outside the United States hereunder. Should the Bank elect to hold such securities, such activities shall be governed by a separate agreement between the bank and the Depositor.

SECTION 9

FEES AND EXPENSES

(a) The Depositor agrees to promptly pay upon receipt of an invoice from the Bank the fees and expenses set forth therein. Fees and expenses for the services to be rendered under this Agreement are set forth in Exhibit A attached hereto and incorporated herein for all purposes, as such may be amended from time to time, effective upon 30 days’ prior written notice by the Bank to the Depositor. In addition, if the Bank advances securities to the Depositor for any purpose or in the event that the Bank or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may arise from or be caused by the Bank’s or its nominee’s gross negligence or willful misconduct, Depositor shall immediately reimburse the Bank, or its nominee, for such advances, taxes, charges, expenses, assessments, claims or liabilities, or replace such securities.

(b) The Bank may, in its sole discretion, advance funds on behalf of the Depositor which results in an overdraft if the monies held in the Account are insufficient to pay the total amount payable upon purchase of Securities as instructed. Any such overdrafts shall be deemed to be a loan made by the Bank to the Depositor payable promptly upon demand and bearing interest at The Frost National Bank’s prime rate plus two percent per annum from the date incurred. Notwithstanding anything contained in this Agreement to the contrary, the Bank shall have no obligation to advance funds on behalf of the Depositor.

(c) The Bank shall have a lien on the Securities in the Account to secure payment of such fees and expenses, taxes, advances and other charges incurred under this Section 9. The Depositor agrees that the Bank’s lien shall be a continuing lien and security interest in and on any Securities at any time held by or through it in accordance with this Agreement, for the benefit of the Depositor or in which the Depositor may have an interest which is then in the Bank’s possession or control or in possession or control of any third party acting on the Bank’s behalf. Upon failure by the Depositor to cure any overdraft amounts, or to reimburse the Bank for fees and expenses, taxes, advances and other charges, within 48 hours after the request for payment, the Bank may dispose of securities to the extent necessary to obtain reimbursement. The parties agree that upon Depositor’s receipt of such request for payment,, the Depositor shall not transfer or dispose of any securities except as agreed to by the parties until appropriate reimbursement is made. The Bank shall have all of the rights and remedies of a secured creditor under the Uniform Commercial Code as in effect in State of Texas from time to time with respect to the Securities.

(d) The Bank is hereby authorized to charge the Depositor’s deposit account number 490011673 for all fees and charges incurred or assessed hereunder.

SECTION 10

INVESTMENT RESPONSIBILITY

Unless otherwise agreed in writing by the Depositor and the Bank, the Bank is under no duty to (i) advise the Depositor relative to the investment, purchase, retention, sale, or other disposition of any Securities held hereunder; (ii) supervise the Depositor’s investments, purchases or sales; (iii) invest, or see to the investment of, any cash proceeds or other cash deposited hereunder and held by the Bank; or (iv) determine whether any investment or sale made for the account of Depositor is made in conformity with Depositor’s requirements or understandings. The Bank’s duties hereunder are strictly ministerial in nature and are limited to those duties expressly set forth in this Agreement. Nothing in this Agreement shall be construed to impose fiduciary responsibilities on the Bank.

SECTION 11

LIMITATION OF LIABILITY

The Bank undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, it being expressly understood that there are no implied duties hereunder. In addition to other provisions of this Agreement, the Depositor agrees that the Bank (a) will be responsible only for the exercise of reasonable commercial standards of the banking business; (b) will not be liable for any loss or damage to the Securities when such loss or damage is due to any cause other than failure to exercise reasonable commercial standards, and in any event will not be liable for any decline in the market value of the Securities; (c) will not be considered an insurer against risk of loss, damage, destruction or decline in market value of the Securities; and (d) will not have liability to the Depositor with respect to the services rendered by the Bank pursuant to this Agreement until such time as the Securities are actually delivered to the Bank, it being understood and agreed that the Depositor bears the risk of loss with respect to shipment and delivery of the Securities to Bank. IN NO EVENT SHALL THE BANK BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER OTHER THAN DAMAGES WHICH RESULT FROM BANK’S FAILURE TO ACT IN GOOD FAITH OR IN ACCORDANCE WITH THE REASONABLE COMMERCIAL STANDARDS OF THE BANKING BUSINESS OR (II) SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF THE BANK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

In addition to any and all rights of reimbursement, indemnification, subrogation, or any other rights pursuant hereto or under law or equity, the Depositor hereby agrees, to the extent permitted by Texas law, to indemnify and hold harmless the Bank and its officers, directors, and agents (the “indemnified parties”) from and against any and all claims, damages, losses, liabilities, reasonable costs, or reasonable expenses whatsoever (including attorneys’ fees and court costs) which they may incur (or which may be claimed against them by any person or entity whatsoever) by reason of or in connection with (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the information supplied by the Depositor to the Bank or its nominee in connection with the performance of their duties under this Agreement or the related documents, or the omission or alleged omission to state in such information a material fact necessary to make such statements, in the light of circumstances under which they are or were made, not misleading; or (b) the execution and delivery of this Agreement. If any proceeding shall be brought or threatened against any indemnified party by reason of or in connection with the events described in clause (a) or (b), such indemnified party shall promptly notify the Depositor in writing and the Depositor shall assume the defense thereof, including the employment of counsel satisfactory to such indemnified party and the payment of all costs of litigation. Notwithstanding the preceding sentence, such indemnified party shall have the right to employ its own counsel and to determine its own defense of such action in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the Depositor or (ii) the Depositor, after due notice of the action, shall not have employed counsel to have charge of such defense, in either of which events the reasonable fees and expenses of counsel for such indemnified party shall be borne by the Depositor. The Depositor shall not be liable for any settlement of any such action effected without its consent. Nothing under this section is intended to limit the Depositor’s payment obligations contained elsewhere in this Agreement. This section shall survive the termination of this Agreement.

SECTION 12

BANK POWER OF ATTORNEY

In addition to other rights granted to the Bank pursuant to the terms of this Agreement, the Bank is authorized and empowered in the name of and on behalf of the Depositor to execute any certificates of ownership or other instruments which are or may hereafter be required by any regulations of the United States or any state or political subdivision thereof, so that the Bank may fulfill its obligations hereunder as required in connection with any Securities.

SECTION 13

AMENDMENTS

Except as otherwise provided hereby, the parties may make amendments to this Agreement from time to time, provided that any such amendment shall be reduced to writing; provided, however, the Bank may, at any time, in its sole discretion amend any of the provisions of this Agreement upon thirty (30) days’ prior written notice to the Depositor.

SECTION 14

SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties hereto.

SECTION 15

COMPLETENESS OF AGREEMENT

This Agreement, along with a copy of the fee schedule attached hereto as Exhibit A, constitutes the full and complete agreement between the Bank and the Depositor, and no other understanding or agreement, whether written or oral shall bind either of the parties hereto. The headings of Sections of this Agreement are for convenience only and have no effect on a party’s responsibilities or liabilities.

SECTION 16

GOVERNING LAW

This Agreement shall be governed by the applicable laws of the State of Texas without giving effect to the choice of law principals thereof. This agreement is performable in Bexar County, Texas and venue for all purposes incident to this agreement shall be in Bexar County, Texas. THE PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ALL DISPUTES, CONTROVERSIES AND CLAIMS BY, BETWEEN OR AGAINST EITHER THE DEPOSITOR OR THE BANK.

SECTION 17

TERMINATION

This Agreement may be terminated by either the Depositor or the Bank upon at least ten (10) days prior written notice to the other. However, upon request of Depositor, the Bank shall continue to operate as the holder of securities for the Depositor under the terms and conditions of this Agreement for a period of up to sixty (60) days while the Depositor engages another safekeeping entity. The Depositor shall have a period of thirty (30) days from the date of the last and final accounting provided by the Bank to make any objection or claim, and failure to do so within the thirty (30) day period shall be deemed by the parties hereto to constitute accord and satisfaction. As soon as practicable following termination of this Agreement, the Bank shall deliver all Securities to the Depositor in accordance with the Depositor’s written instructions.

SECTION 18

NOTICES

Any notice to be given or to be served upon any party hereto in connection with this Agreement must be in writing and shall be deemed to have been given when personally delivered, when sent by facsimile with receipt confirmed, when delivered by a nationally recognized courier service, or three business days after deposited in the United States mail, first class postage prepaid, return receipt requested. Such notices shall be given to the parties hereto at the following addresses:

If to the Bank:

The Frost National Bank

P.O. Box 1600

San Antonio, Texas 78296

Attention: Custody Services Department

Facsimile No.: (210) 220-5986

If to the Depositor:

Equus II Incorporated

2929 Allen Parkway, Suite 2500

Houston, Texas 77019

Attention: Hank Nicodemus

Facsimile No.: (713) 529-9545

Any notices served by fax shall be deemed to have been given and received only when written confirmation of the receipt of such fax has been received by the sender. Any party hereto may, at any time by giving fifteen (15) days’ written notice to the other party hereto, designate any other address in substitution of the foregoing address to which such notice shall be given.

SECTION 19

MISCELLANEOUS

(a) This Agreement may be executed in any number of counterparts; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

(b) Whenever the context hereof shall so require the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

(c) In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

(d) The Addendum to Safekeeping Agreement attached hereto is incorporated herein and made a part hereof for all purposes.

IN WITNESS WHEREOF, the parties thereto executed this Agreement as of the day and year first above-written.

BANK: THE FROST NATIONAL BANK	DEPOSITOR: EQUUS II INCORPORATED

By:
Dr. Francis D. Tuggle
Name:
Robert L. Knauss
Title:
Brad Orvieto

John W. Storms

Gregory J. Flanagan

Gary D. Petersen

Dr. Edward E. Williams

EXHIBIT A

SAFEKEEPING FEES

1.	Basic Safekeeping Fee:	$10,000 per year (payable annually in advance)

2.	Physical Items (delivery or withdrawal):	$75.00 per item

3.	Web access:	$50.00 per month

EXHIBIT B

DESIGNATED PERSONS

	Name and Title	Signature

1.	Nolan Lehmann, President of Depositor

2.	Gary L. Forbes, Vice President of Depositor

3.	Harry O. Nicodemus, IV Vice President of Depositor

4.	Dana Hiller Vice President of Depositor

ADDENDUM

TO

SAFEKEEPING AGREEMENT

This Addendum to Safekeeping Agreement (“Addendum”) is attached to and made a part of that certain Safekeeping Agreement dated March 15, 2004 (the “Agreement”)”Agreement”) entered into by and between Equus II Incorporated, a Delaware corporation (“Depositor”) and The Frost National Bank, a national banking association (the “Bank”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement.

1. The Bank has been duly designated and appointed by the independent directors of the Depositor, consisting of Dr. Francis D. Tuggle, Robert L. Knauss, Brad Orvieto, John W. Storms, Gregory J. Flanagan, Gary R. Petersen, and Dr. Edward E. Williams (collectively the “Independent Directors”), as the safekeeping agent for Depositor’s Securities pursuant to Rule 17f-2 of the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated under the Investment Company Act of 1940 (the “Investment Company Act”).

2. All Securities deposited shall be physically segregated at all time from those of any other person.

3. Notwithstanding Section 1(d) of the Agreement, the Bank may use a central securities depository for the Securities other than the Depository Trust Company or the Federal Reserve Book Entry System only if the Bank requires any intermediary custodian at a minimum to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain financial assets corresponding to the security entitlements of its entitlement holders.

4. Notwithstanding any provision of Section 4 or Section 6 of the Agreement to the contrary:

(a) Any two of the persons, at least one of whom is an officer of Depositor (the “Designated Persons”), named in Exhibit B hereto (as from time to time modified by a majority of the Independent Directors of Depositor) are authorized and permitted to have access to the Securities so deposited, and such access to such Securities shall be had only by two or more of such persons jointly. Exhibit B shall not list more than five persons as Designated Persons.

(b) Access to Securities shall also be permitted to the properly authorized officers and employees of the Bank. Access to Securities shall be permitted, jointly with any two of the Designated Persons or with any officer or employee of the Bank, to an independent public accountant for the purpose of conducting the examinations of Depositor’s Securities, as required by Rule 17f-2(f) of the Commission.

(c) Securities shall at all times be subject to inspection by the Commission through its authorized employees or agents, accompanied, unless otherwise directed by order of the Commission, by one or more of the Designated Persons or one or more of the officers or employees of the Bank.

(d) Each Designated Person when depositing Securities in or withdrawing them from the Bank or when ordering their withdrawal or delivery from the safekeeping of the Bank, shall sign a notation in duplicate with respect to such deposit, withdrawal, or order which shall show (1) the date and time of deposit, withdrawal, or order, (2) the title and amount of the Securities deposited, withdrawn, or ordered to be withdrawn, and an identification thereof by certificate numbers or otherwise, (3) the manner of acquisition of the Securities deposited or the purpose for which they have been withdrawn or ordered to be withdrawn, and (4) if withdrawn and delivered to any other person, the name of such person. The Bank shall transmit a copy of such notation promptly to:

John W. Storms

c/o Storms & Critz

1980 Post Oak Blvd., Suite 2110

Houston, Texas 77056,

who shall not be a Designated Person. Such notation shall be on serially numbered forms and shall be preserved for at least one year.

(e) Depositor, through one or more of its Independent Directors, will give the Bank written notice of any change in the Independent Directors of Depositor.

(f) Securities shall be verified by complete examination of an independent public accountant to be retained by Depositor, presently PricewaterhouseCoopers, LLP, at least three times during each fiscal year, at least two of which times shall be chosen by such accountant without prior notice to Depositor. Depositor, through one or more of its Independent Directors, will give the Bank written notice of any change in the accountants retained by Depositor.

5. Section 6(c) of the Agreement shall not apply.

6. Notwithstanding and provision of Section 17 of the Agreement to the contrary, either the Bank or a majority of the Independent Directors may terminate this Agreement upon 90 days prior written notice to the other party of the desire to terminate. After such notice of termination, but until such time as the Bank’s successor shall have been appointed by the Independent Directors, the Bank shall continue to serve hereunder upon the same terms and subject to the same conditions as are applicable to the Bank’s service in the circumstances set forth in Exhibit A hereto.

7. The Agreement shall be subject and subordinate to the terms and provisions of the Pledge and Security Agreement dated as March 15, 2004, by and between the Depositor and the Bank and in the event of any conflict between the terms and provisions of the Agreement and the Pledge and Security Agreement the terms and provisions of the Pledge and Security Agreement shall control.

In witness whereof, the parties hereto have executed this Agreement as of March 15, 2004.

EQUUS II INCORPORATED

Dr. Francis D. Tuggle

Robert L. Knauss

Brad Orvieto

John W. Storms

Gregory J. Flanagan

Gary R. Petersen

Dr. Edward E. Williams

THE FROST NATIONAL BANK

By:
Name:
Title: